UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2016

InfuSystem Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35020	20-3341405
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

31700 Research Park Drive

Madison Heights, Michigan 48071

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (248) 291-1210

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 18, 2016, InfuSystem Holdings, Inc. (the “Company”) entered into an Amendment to Employment Agreement (the “Amendment”) with Eric K. Steen, the Company’s Chief Executive Officer, President and member of the Company’s Board of Directors (the “Board”). The Amendment was recommended by the Compensation Committee of the Board and ratified and approved by the Board to ensure that Mr. Steen’s Employment Agreement, dated April 1, 2013, (the “Employment Agreement”) as amended by the Amendment, contains appropriate market-based terms not previously set forth in the Employment Agreement.

The Amendment amends the Employment Agreement to provide for a three (3) month advance notice period and twelve (12) month severance period in the event of an Involuntary Termination (as defined in the Employment Agreement) by the Company or a Good Reason Termination (as defined in the Amendment) by Mr. Steen. The Amendment also provides Mr. Steen with a three (3) month advance notice period and an eighteen (18) month severance period in the event of a Change of Control Termination (as defined in the Amendment). In the event of an Involuntary Termination, Good Reason Termination or Change of Control Termination, Mr. Steen’s termination would be effective following expiration of the applicable advance notice period, and Mr. Steen would then be eligible to receive, (i) any earned, but unpaid base salary, (ii) any accrued, but unpaid Bonus Amount (as defined in the Employment Agreement), (iii) any accrued, but unpaid PTO (as defined in the Employment Agreement), (iv) unreimbursed business expenses, (v) a severance payment, in an aggregate amount equal to the base salary that would otherwise be payable to Mr. Steen during the applicable severance period, (vi) any target Bonus Amount (as defined in the Employment Agreement) to which Mr. Steen would otherwise be entitled if employed during the applicable severance period, and (vii) continuation of COBRA health benefits during the applicable severance period. The Company’s obligation to pay the foregoing amounts would be contingent upon Mr. Steen’s execution and delivery to the Company of an unconditional general release, in form satisfactory to the Company, of certain claims against the Company and its Affiliates (as defined in the Employment Agreement), and the Company’s obligation to pay the foregoing amounts set forth in clauses (v), (vi) and (vii) would be contingent upon Mr. Steen’s continued performance of his post-termination obligations under the Employment Agreement, including obligations relating to non-disclosure, non-competition, non-disparagement, Company intellectual property and transition assistance.

Additionally, the Amendment provides a “double-trigger” mechanism in the event of a Change of Control Termination, pursuant to which Mr. Steen’s unvested equity awards will immediately vest. The Amendment further provides that Mr. Steen shall abide by the terms of any “clawback” policy adopted by the Board.

Except as summarized above, the Employment Agreement remains materially unchanged.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Amendment to Employment Agreement, dated January 18, 2016, between the Company and Eric K. Steen.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFUSYSTEM HOLDINGS, INC.

By:	/s/ Sean W. Schembri
Sean W. Schembri Executive Vice President, General Counsel and Corporate Secretary

Dated: January 21, 2016

Index to Exhibits

Exhibit No.	Description

Exhibit 10.1	Amendment to Employment Agreement, dated January 18, 2016, between the Company and Eric K. Steen.